Exhibit 99.1

Workplace Safety and Productivity Embraced with Magnitude's ErgoEnterprise(TM) at Abu Dhabi Gas Industries, Ltd.

CHESTER, N.J., Jan 22/PRNewswire-FirstCall/ -- Magnitude Information Systems, Inc. (Nasdaq: MAGY), a human capital optimization solution company, today announced that Abu Dhabi Gas Industries, Ltd. (GASCO) has recently concluded an extensive evaluation of ergonomic software products to be utilized with their employees using computers which resulted in the purchase of Magnitude's ErgoEnterprise software customized for GASCO.

Over the last decade, Carpal Tunnel Syndrome and other Repetitive Strain Injuries (RSI) have become the largest injury category plaguing computer users in the workplace, home and school. Altogether, RSI represents 62 percent of all North American workers' compensation claims and results in nearly $15 billion to $20 billion in lost work time and medical claims each year, as reported by OSHA. California, a leader in workplace safety, proactively recognized this issue over five years ago when it was the first state to enact regulations (Title-8) requiring employers to address office ergonomics and computer workstation safety.

Dr. Farrukh Qureshi, Senior Occupational Health Specialist, Health, Safety and Environment Division, stated: "GASCO has long recognized the health and safety of our employees as being of primary importance whether they work in the field or at their desk using a computer as a part of their work. We assessed the risk and identified the need to protect our employees from computer related health problems. We then researched what was available in the marketplace." Dr. Farrukh continued: "After evaluating several software products, we made the decision to purchase ErgoEnterprise, by Magnitude Information Systems, Inc. Mark Chroscielewski, Magnitude's SVP Business Development added, "GASCO's resolve to care for their employees from the field to the office desk must be recognized here. Here we see again that no matter where in the world employers are located, their employees are their most important asset. We applaud visionary enterprises like GASCO who achieve employees health and productivity within the same focus".

About Abu Dhabi Gas Industries, Ltd.

Abu Dhabi Gas Industries Ltd. (GASCO) is the operating company responsible for the processing of natural and associated gas from onshore oil operations in the Emirate of Abu Dhabi. GASCO was incorporated in 1978 and established as a joint venture between Abu Dhabi National Oil Company (ADNOC), with a 68 per cent shareholding, Shell and Total, each with a 15 per cent shareholding, and Partex, with the remaining two per cent shareholding. GASCO was established following the directive of Sheikh Zayed bin Sultan Al Nayhan, the late President of the United Arab Emirates and Ruler of Abu Dhabi, to utilize Abu Dhabi's significant resources of associated gas which had hitherto been flared during oil production operations. Today, the associated gas is converted into a wide range of marketable products which are used domestically and exported all over the world.

About Magnitude Information Systems, Inc.

Magnitude Information Systems, Inc. (http://www.magnitude.com) is the leading developer of Human Capital Optimization Solutions for employers with Magnitude's unique patented flagship product,(TM)computer users. ErgoEnterprise delivers RSI Management and productivity enhancement benefits. ErgoEnterprise has been proven to help companies and government agencies realize measurable productivity gains, reduced workers' compensation and medical claims costs associated with employees using computers.

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This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results, depending on a variety of factors. Potential factors that could impact results include the general economic conditions in different countries around the world, fluctuations in global equity and fixed income markets, exchange rates, rating agency actions, resolution of pending regulatory investigations and related issues, including those related to compensation arrangements with underwriters, pension funding, ultimate paid claims may be different from actuarial estimates and actuarial estimates may change over time, changes in commercial property and casualty markets and commercial premium rates, the competitive environment, the actual costs of resolution of contingent liabilities and other loss contingencies, and the heightened level of potential errors and omissions liability arising from placements of complex policies and sophisticated reinsurance arrangements in an insurance market in which insurer reserves are under pressure. Further information, concerning the Company and its business, including factors that potentially could materially affect the Company's financial results, is contained in the Company's filings with the Securities and Exchange Commission.